Exhibit 99.1

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Financial Statements

Harvest Natural Resources, Inc. (“HNR,” “Company”, “we”, “us” or “our”) owns significant interests in oil and natural gas properties in the Bolivarian Republic of Venezuela (“Venezuela”) through Harvest-Vinccler Dutch Holding, B.V., a Dutch private company with limited liability (“Harvest Holding”). Harvest Holding owns, indirectly through wholly owned subsidiaries, 40 percent of Petrodelta, S.A. (“Petrodelta”). Prior to December 16, 2013, HNR Energia, B.V. (“HNR Energia”), HNR’s wholly-owned subsidiary, owned 80 percent of Harvest Holding. Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A., a controlled affiliate of Venezolana de Inversiones y Construcciones Clerico, C.A. (“Vinccler”) and our partner, indirectly owned the remaining 20 percent interest of Harvest Holding. We do not have a business relationship with Vinccler outside of Venezuela. Corporación Venezolana del Petroleo S.A. (“CVP”) and PDVSA Social S.A. own 56 percent and 4 percent, respectively of the remaining 60 percent of Petrodelta. Petroleos de Venezuela S.A. (“PDVSA”) owns 100 percent of CVP and PDVSA Social S.A.

On December 16, 2013, under a Share Purchase Agreement, HNR Energia sold a 29% interest in Harvest Holding to Petroandina Resources Corporation N.V. (“Petroandina”) for $125.0 million (“First Closing” sale). HNR Energia also agreed to sell its remaining 51% interest in Harvest Holding to Petroandina for $275.0 million (“Second Closing” sale) upon the fulfillment of certain terms and conditions, including approval by the holders of a majority of the Company’s common stock and approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela (which indirectly owns the other 60% interest in Petrodelta).

Petroandina and HNR Energia have certain put/call rights related to the 29% interest in Harvest Holding sold in the First Closing if the Share Purchase Agreement is terminated. Petroandina’s right to sell this interest to HNR Energia may be exercised:

•	at an exercise price equal to the greater of $125 million and the fair market value if (i) the stockholders vote not to approve the Second Closing, (ii) the Company’s board of directors recommends against approving the Second Closing without accepting a superior proposal, or (iii) there are certain breaches of representations, warranties or covenants by the Company or HNR Energia;

•	at an exercise price equal to the same price per share for Harvest Holding if the Company accepts a superior proposal from another party for a sale of Harvest Holding; and

•	at an exercise price equal to the greater of $125 million and an agreed upon proportionate share of the accepted price for the Company if the Company accepts a superior proposal with respect to the Company.

HNR Energia’s right to purchase the interest from Petroandina may be exercised:

•	at an exercise price equal to the lower of the fair market value and $125 million if there are certain breaches of representations, warranties or covenants by Petroandina;

•	at an exercise price equal to the same price per share for Harvest Holding if HNR Energia accepts a superior proposal from another party for a sale of Harvest Holding; and

•	at an exercise price equal to the greater of $125 million and an agreed upon proportionate share of the accepted price for the Company if the Company accepts a superior proposal with respect to the Company.

The following unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2013 and unaudited consolidated statements of operations for the year ended December 31, 2012 have been derived from the historical financial statements of HNR as if the First Closing sale occurred on January 1, 2012.

Additionally, on December 12, 2013, prior to the First Closing sale, the Company provided its noteholders with a notice of redemption of all of the outstanding 11% senior notes due 2014. The notes will be redeemed at par, and will not incur a redemption premium. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2013, and unaudited consolidated statement of operations for the year ended December 31, 2012, reflect the exclusion of the 11% senior notes that were issued in October 2012. The unaudited pro forma consolidated balance sheet as of September 30, 2013 has been prepared as if the First Closing sale and redemption of the 11% senior notes occurred as of September 30, 2013.

The unaudited pro forma financial statements also reflect the related pro forma tax impact of the adjustments. As discussed further in the notes to the consolidated financial statements contained in HNR’s 2012 Annual Report on Form 10-K, HNR has U.S. operating loss carryforwards for which valuation allowances have been provided. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 reflects the benefit from the assumed reduction in valuation allowances of $6.7 million as a result of utilizing net operating losses and other benefits to offset the taxable gain from the First Closing sale. With respect to the Second Closing sale, additional factors will be considered to determine the timing and amount of the related tax provision. Under ASC 740-30-25-17, no deferred tax liability must be recorded if sufficient evidence shows that the subsidiary has invested or will invest the undistributed earnings or that the earnings will be remitted in a tax-free manner. As of December 31, 2012, the book-tax outside basis difference in our foreign subsidiary that has been indefinitely reinvested was approximately $331 million. No U.S. taxes have been recorded on these earnings. In general, it is our practice and intention to reinvest the earnings of our non-U.S. subsidiaries in those operations. This determination was made by management after evaluating numerous factors related to the timing and amounts of possible future distribution of these earnings to the parent company. If the Second Closing sale is completed, we expect to record a tax provision attributable to a portion of the unremitted earnings for which no deferred tax liability has been recorded. This tax provision is not expected to be recognized in the consolidated financial statements until certain conditions relating to the completion of the Second Closing sale (which include obtaining approval from the Venezuelan government) are resolved. We estimate that the amount of the tax provision associated with the Second Closing sale is approximately $63.6 million. This amount is exclusive of any tax benefit associated with costs incurred for other activities of HNR, including, for example, costs associated with general and administrative expenses and other exploration activities.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial statements reflect estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. These unaudited pro forma condensed consolidated financial statements and the accompanying unaudited notes should be read in conjunction with HNR’s consolidated financial statements and notes thereto contained in HNR’s 2012 Annual Report on Form 10-K filed on May 2, 2013, and HNR’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013, filed on November 12, 2013.

HARVEST NATURAL RESOURCES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

	HNR as Filed September 30, 2013	Sale of 29% Interest in Harvest Holding		Redemption of Debt		HNR September 30, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,926	$121,952	(1)	$(81,943	)(3)	$43,935
Restricted cash	84					84
Accounts receivable, net	1,860					1,860
Deferred income taxes	821					821
Prepaid expenses and other	890					890

TOTAL CURRENT ASSETS	7,581	121,952		(81,943)		47,590

OTHER ASSETS	6,258			(1,882	)(3)	4,376
LONG-TERM RECEIVABLE – EQUITY AFFILIATE	14,947					14,947
INVESTMENT IN EQUITY AFFILIATE	495,643					495,643
PROPERTY AND EQUIPMENT:
Oil and gas properties (successful efforts method)	106,366					106,366
Other administrative property, net	489					489

TOTAL PROPERTY AND EQUIPMENT, NET	106,855	—		—		106,855

TOTAL ASSETS	$631,284	$121,952		$(83,825)		$669,411

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other	$3,458					$3,458
Accrued expenses	9,941					9,941
Accrued interest	2,569			(2,193	)(3)	376
Income taxes payable	85	5,125	(4)			5,210
Other current liabilities	1,209					1,209

Total current liabilities	17,262	5,125		(2,193)		20,194

LONG-TERM DEBT	76,793			(76,793	)(3)	—
EMBEDDED DERIVATIVE – DEBT	3,487			(3,487	)(3)	—
WARRANT DERIVATIVE LIABILITY	4,757					4,757
OTHER LONG-TERM LIABILITIES	640					640
COMMITMENTS AND CONTINGENCIES

EQUITY
STOCKHOLDERS’ EQUITY:
Common stock	461					461
Additional paid-in capital	265,862					265,862
Retained earnings	214,962	(31,187	)(1), (4)	(1,352	)(3)	182,423
Treasury stock	(66,217)					(66,217)

TOTAL HARVEST STOCKHOLDERS’ EQUITY	415,068	(31,187)		(1,352)		382,529
NONCONTROLLING INTERESTS	113,277	148,014	(2)			261,291

TOTAL EQUITY	528,345	116,827		(1,352)		643,820

TOTAL LIABILITIES AND EQUITY	$631,284	$121,952		$(83,825)		$669,411

HARVEST NATURAL RESOURCES, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

(unaudited)

	HNR as Filed Nine Months Ended September 30, 2013	Sale of 29% Interest in Harvest Holding		Redemption of Debt		HNR Nine Months Ended September 30, 2013

EXPENSES:
Depreciation and amortization	$257					$257
Exploration expense	5,890					5,890
Impairment expense	2,277					2,277
General and administrative	19,325					19,325

	27,749	—		—		27,749

LOSS FROM OPERATIONS	(27,749)	—		—		(27,749)

OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	280					280
Unrealized gain (loss) on derivatives	(2,774)			3,487	(7)	713
Interest expense	(3,417)			3,417	(7)	—
Other non-operating expenses	(651)					(651)
Foreign currency transaction loss	(222)					(222)

	(6,784)	—		6,904		120

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(34,533)	—		6,904		(27,629)
INCOME TAX EXPENSE (BENEFIT)	(2,141)	(5,464	) (8)	1,180	(8)	(6,425)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NET INCOME FROM EQUITY AFFILIATE	(32,392)	5,464		5,724		(21,204)
NET INCOME FROM EQUITY AFFILIATE	82,820					82,820

NET INCOME FROM CONTINUING OPERATIONS	50,428	5,464		5,724		61,616
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	16,176	23,455	(6)			39,631

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HARVEST	$34,252	$(17,991)		$5,724		$21,985

NET INCOME ATTRIBUTABLE TO HARVEST PER COMMON SHARE:
Basic:
Net income from continuing operations	$0.88					$0.56
Diluted:
Net income from continuing operations	$0.87					$0.56

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	39,192					39,192
Diluted	39,318					39,318

HARVEST NATURAL RESOURCES, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

(unaudited)

	HNR as Filed Twelve Months Ended December 31, 2012 (9)	Sale of 29% Interest in Harvest Holding		Repurchase of Debt		HNR Twelve Months Ended December 31, 2012

EXPENSES:
Depreciation and amortization	$391					$391
Exploration expense	8,838					8,838
Impairment expense	2,900					2,900
Dry hole costs	685					685
General and administrative	26,040					26,040

	38,854	—		—		38,854

LOSS FROM OPERATIONS	(38,854)	—		—		(38,854)

OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other	348					348
Unrealized gain (loss) on derivatives	(600)					(600)
Interest expense	(1,590)			1,347	(7)	(243)
Debt conversion expense	(3,645)					(3,645)
Loss on extinguishment of debt	(5,425)					(5,425)
Gain on sale of 29% Interest in Harvest Holding	—	17,724	(5)			17,724
Other non-operating expenses	(2,905)					(2,905)
Foreign currency transaction loss	(113)					(113)

	(13,930)	17,724		1,347		5,141

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(52,784)	17,724		1,347		(33,713)
INCOME TAX EXPENSE (BENEFIT)	(609)	7,725	(8)	949	(8)	8,065

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NET INCOME FROM EQUITY AFFILIATE	(52,175)	9,999		398		(41,778)
NET INCOME FROM EQUITY AFFILIATE	67,769					67,769

NET INCOME FROM CONTINUING OPERATIONS	15,594	9,999		398		25,991
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	13,423	19,463	(6)			32,886

NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HARVEST	$2,171	$(9,464)		$398		$(6,895)

NET LOSS ATTRIBUTABLE TO HARVEST PER COMMON SHARE:
Basic:
Net loss from continuing operations	$0.06					$(0.18)
Diluted:
Net loss from continuing operations	$0.06					$(0.18)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	37,424					37,424
Diluted	37,591					37,424

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Form Consolidated Financial Statements

(1)	Reflects the pro forma impact of the net cash proceeds of $122.0 million and pre-tax loss of $26.1 million from the sale to Petroandina of a 29% interest in Harvest Holding as if the transaction had been completed on September 30, 2013. The pro forma loss was determined based on the $125 million of proceeds less $148.0 million of costs attributable to the 29% interest in Harvest Holding and transaction costs of $3.1 million. The transaction costs were incurred subsequent to September 30, 2013 and will be reported in the results for the three months ended December 31, 2013.
(2)	Reflects the pro forma increase in noncontrolling interests for the 29% interest in Harvest Holding acquired by Petroandina as if the transaction had been completed on September 30, 2013.
(3)	Reflects the pro forma repayment of the borrowings and accrued interest under the 11 percent senior unsecured notes as of September 30, 2013 for which a notice of redemption was given on December 11, 2013, including the write-off of unamortized debt financing costs of $1.9 million as well as the elimination of the embedded derivative of $3.5 million associated with potential repurchase premiums. These notes will be redeemed at par and will not incur a redemption premium.
(4)	Reflects the income tax expense resulting from the pro forma gain based on the sale of the 29% interest in Harvest Holding to Petroandina on September 30, 2013 and the pro forma redemption of the borrowings under the 11 percent senior unsecured notes on September 30, 2013.
(5)	Reflects the pro forma gain of $17.7 million from the sale to Petroandina of a 29% interest in Harvest Holding as if the transaction had been completed on January 1, 2012. The pro forma gain was determined based on the $125 million of proceeds less $104.2 million of costs attributable to the 29% interest in Harvest Holding and transaction costs of $3.1 million and has been included in the consolidated pro forma statement of operations for the twelve months ended December 31, 2012. The transaction costs were incurred subsequent to September 30, 2013 and will be reported in the results for the three months ended December 31, 2013.
(6)	Reflects the pro forma increase in net income attributable to noncontrolling interests for the 29% interest in Harvest Holding acquired by Petroandina as if the transaction had been completed on January 1, 2012.
(7)	Reflects the pro forma elimination of interest on borrowings under the October 11, 2012 11 percent senior unsecured notes which were no longer required as proceeds from the sale of the 29% interest in Harvest Holding were adequate to fund operations and capital requirements during the period from January 1, 2012 through September 30, 2013. No pro forma adjustments have been made related to the 8.25% senior convertible notes which were outstanding during 2012 as these notes were not available for redemption under the terms of the related debt agreements.
(8)	Reflects the income tax expense (benefit) resulting from the pro forma gain based on the sale of the 29% interest in Harvest Holding to Petroandina on January 1, 2012 and the pro forma elimination of the issuance of the 11 percent senior unsecured notes in October 2012.
(9)	Beginning in 2013, our operations in Oman were terminated and the related results are reflected as discontinued operations for all periods presented, including results for the year ended December 31, 2012.